EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference on Form S-8 File Nos. 333-108790 and 333-153758 of American Pacific Corporation of our report dated March 28, 2011, relating to the financial statements and supplemental schedule of the American Pacific Corporation 401(k) Plan, which appears in this Annual Report on Form 11-K of the American Pacific Corporation 401(k) Plan for the year ended September 30, 2010.

/s/ McGladrey & Pullen, LLP
Las Vegas, Nevada
March 28, 2011